UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2015

GALAXY GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6767 Spencer Street
Las Vegas, Nevada 89119
(Address of principal executive offices)

(702) 939-3254
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 26, 2015 (the “Effective Date”), Galaxy Gaming, Inc. (the “Company”) entered into a Promissory Note (the “Note”) with Robert B. Saucier, Chief Executive Officer and Director of the Company, pursuant to which the Company has agreed to repay a loan of $500,000 made by Mr. Saucier to the Company.  Under the terms of the Note, $590,000 shall be due on or before one year from the Effective Date, unless the Company pays Mr. Saucier $535,000 on or before six months from the Effective Date, in which case the Company will have fulfilled all of its obligations under the Note.

The description of the Note above is a summary and is qualified in its entirety by the terms of the Note, which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

 (d)                      Exhibits:

Exhibit Number	Exhibit
10.1	Promissory Note, dated October 26, 2015, by and between Galaxy Gaming, Inc. and Robert Saucier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2015
GALAXY GAMING, INC.

	By:	/s/ Gary A. Vecchiarelli
Gary A. Vecchiarelli
Chief Financial Officer